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Exhibit 21.1

List of Subsidiaries of SIRVA, Inc. (Jurisdiction of Organization)

North American Van Lines, Inc. (Delaware)

          Allied Van Lines, Inc. (Delaware)

          SIRVA Relocation LLC (Delaware)

          North American International Holding Corporation (Delaware)

            SIRVA UK Limited (England & Wales)

              Pickfords Ltd. (England &Wales)

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  Exhibit 21.1
List of Subsidiaries of SIRVA, Inc. (Jurisdiction of Organization)